Exhibit 99.1

Contact:

Charles L. Dunlap, CEO

Frederick W. Boutin, CFO

Gregory J. Pound, COO

303-626-8200

TRANSMONTAIGNE PARTNERS L.P. ANNOUNCES THAT IT HAS ENTERED INTO A TERMINALING SERVICES AGREEMENT WITH METROPLEX ENERGY RELATING TO FLORIDA REFINED PRODUCTS TANKAGE

Wednesday, September 17, 2014	Immediate Release

Denver, Colorado - TransMontaigne Partners L.P. (NYSE: “TLP”) announced today that its wholly-owned subsidiary, TransMontaigne Operating Company L.P., has entered into a long-term terminaling services agreement with Metroplex Energy, a wholly-owned subsidiary of RaceTrac Petroleum Inc. (“Metroplex”), relating to the receipt, storage and delivery of gasoline, ethanol and diesel fuel using tanks with an aggregate capacity of approximately 2.17 million barrels at its Cape Canaveral, Port Manatee, Port Everglades South and Tampa terminals.  TLP and Metroplex had previously entered into an agreement relating to the tanks Metroplex will use at TLP’s Tampa terminal.  By fall of 2015, TLP expects to complete improvements at its Port Manatee terminal that are required for that terminal to store and deliver gasoline products there.

“We are pleased to expand our existing relationship with Metroplex to our Cape Canaveral, Port Manatee and Port Everglades South terminals”, stated Chuck Dunlap, CEO of TLP.

The tanks related to this new agreement were previously used by NGL Energy Partners LP (“NGL”) under the Florida-Midwest Terminaling Services Agreement between TLP and NGL.  Simultaneous with the entry into the Metroplex agreement, TLP and NGL amended the Florida-Midwest Terminaling Services Agreement between them to terminate the obligations of NGL relating to the tanks that Metroplex will now use.  TLP’s management expects that the new agreement will generate approximately the same annual revenue as the NGL agreement generated with respect to those tanks.

About TransMontaigne Partners L.P.

TransMontaigne Partners L.P. is a terminaling and transportation company based in Denver, Colorado with operations primarily in the United States along the Gulf Coast, in the Midwest, in Houston and Brownsville, Texas, along the Mississippi and Ohio Rivers, and in the Southeast.  We provide integrated terminaling, storage, transportation and related services for customers engaged in the distribution and marketing of light refined petroleum products, heavy refined petroleum products, crude oil, chemicals, fertilizers and other liquid products.  Light refined products include gasolines, diesel fuels, heating oil and jet fuels; heavy refined products include residual fuel oils and asphalt.  We do not purchase or market products that we handle or transport.  News and additional information about TransMontaigne Partners L.P. is available on our website:  www.transmontaignepartners.com.

Forward-Looking Statements

This press release includes statements that may constitute forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. Our business and results of operations are subject to risks and uncertainties, many of which are beyond our ability to control or predict.  Because of these risks and uncertainties, actual results may differ materially from those expressed or implied by forward-looking statements, and investors are cautioned not to place undue reliance on such statements, which speak only as of the date thereof.  Important factors that could cause actual results to differ materially from the company’s expectations and may adversely affect its business and results of operations are disclosed in “Item 1A. Risk Factors” in the company’s Annual Report on Form 10-K for the year ended December 31, 2013 and the company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2014, filed with the Securities and Exchange Commission on March 11, 2014 and August 7, 2014, respectively.

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Mailing Address:  P. O. Box 5660 • Denver, CO   80217-5660

www.transmontaignepartners.com